UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0727173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
On August 2, 2005, Blaise Barrelet, a director of WebSideStory, Inc. (the “Company”), and his wife, Agnès Barrelet, advised the Company that they entered into stock selling plans intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the plans, Mr. and Mrs. Barrelet authorized the sale of up to 1,000,000 shares in the aggregate of the Company’s common stock. At the time of the adoption of their plans, Mr. and Mrs. Barrelet beneficially owned 2,824,876 shares in the aggregate of the Company’s common stock.
The plans provide for daily sales of the Company’s common stock in amounts that vary depending on the available price per share.
Mr. and Mrs. Barrelet informed the Company that neither of them had knowledge of any material nonpublic information about the Company when they adopted the plans. Any future sales under the plans will be publicly disclosed under Rule 16a-3 of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: August 3, 2005
	By:	/s/ Michael Christian
Michael Christian
General Counsel and Secretary